Exhibit (d)(2)

Schedule A

(As of March 31, 2026)

Funds

Series	Annual Rate of Average Daily Net Assets	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Volatility Shares 1x Long VIX Futures K-1 Free ETF	0.84%	September 29, 2022	September 29, 2022	September 29, 2022	September 30, 2026
Volatility Premium Plus ETF	1.35%	September 29, 2022	September 29, 2022	September 29, 2022	September 30, 2026
2x Bitcoin Strategy ETF	1.85%	May 18, 2023	May 18, 2023	May 18, 2023	September 30, 2026
2x Ether ETF	1.85%	May 8, 2024	May 8, 2024	May 8, 2024	September 30, 2026
One+One™ S&P 500® and Bitcoin ETF	0.75%	December 2, 2024	December 2, 2024	December 2, 2024	December 2, 2026
One+One™ Nasdaq-100® and Bitcoin ETF	0.75%	December 2, 2024	December 2, 2024	December 2, 2024	December 2, 2026
Solana ETF(1)	1.15%	March 7, 2025	March 7, 2025	March 7, 2025	March 7, 2027
2x Solana ETF	1.85%	March 7, 2025	March 7, 2025	March 7, 2025	March 7, 2027
XRP ETF(2)	1.15%	May 6, 2025	May 6, 2025	May 6, 2025	May 6, 2027
2x XRP ETF(3)	1.85%	May 6, 2025	May 6, 2025	May 6, 2025	May 6, 2027
Cardano ETF	1.15%	February 20, 2026	March 31, 2026	March 31, 2026	February 20, 2028
2x Cardano ETF	1.85%	February 20, 2026	March 31, 2026	March 31, 2026	February 20, 2028
Chainlink ETF	1.15%	February 20, 2026	March 31, 2026	March 31, 2026	February 20, 2028
2x Chainlink ETF	1.85%	February 20, 2026	March 31, 2026	March 31, 2026	February 20, 2028
Stellar ETF	1.15%	February 20, 2026	March 31, 2026	March 31, 2026	February 20, 2028
2x Stellar ETF	1.85%	February 20, 2026	March 31, 2026	March 31, 2026	February 20, 2028

(1)	Volatility Shares will waive a portion of the management fee until June 30, 2026, such that the management fee will be 0.95% of the net asset value of the Fund. After the waiver period is over, the management fee will be 1.15%.
(2)	Volatility Shares will waive a portion of the management fee until June 30, 2026, such that the management fee will be 0.94% of the net asset value of the Fund. After the waiver period is over, the management fee will be 1.15%.
(3)	Volatility Shares will waive a portion of the management fee until June 30, 2026, such that the management fee will be 0.94% of the net asset value of the Fund. After the waiver period is over, the management fee will be 1.85%.